Franklin Templeton Variable Insurance Products Trust
Form N-SAR
for the period ended December 31, 2001
File No. 811-5583

Sub-Item 77D.

At a meeting of the Board of Trustees of Franklin Templeton
Variable Insurance Products Trust (the "Trust") duly held on
July 19, 2001, the following resolutions were unanimously adopted:

RESOLVED, that the definition of "large cap" for the Franklin Large Cap Growth Securities Fund (the "Fund") be amended to define large cap companies as those with market capitalization values (share price multiplied by the number of common stock shares outstanding) within those of the top 50% of companies in the Russell 1000 Index at the time of purchase; and

     FURTHER RESOLVED, that such change, to become effective as of November 1, 2001, be reflected in the Fund's updated annual prospectuses, and that contract owners be notified 60 days in advance through a sticker mailed with the semi-annual report to shareholders; and

      FURTHER RESOLVED, that the appropriate officers of the Trust take all steps necessary to accomplish this.

Form N-SAR
Franklin Templeton Variable Insurance Products Trust
December 31, 2001

Exhibit 77Q1(e)(i)

                    SUBADVISORY AGREEMENT

   FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST on behalf of TEMPLETON ASSET STRATEGY FUND.


This SUBADVISORY AGREEMENT made as of July 19, 2001, (this
"Agreement") by and between TEMPLETON INVESTMENT COUNSEL,
LLC, a Delaware limited liability company (hereinafter called "TICL"), and FRANKLIN ADVISERS, INC., a corporation organized and existing under the laws of the State of California (hereinafter called "FAV").

                     W I T N E S S E T H

      WHEREAS, TICL is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and is engaged in the business of supplying investment advice, and investment management services, as an independent contractor; and

      WHEREAS, TICL has been retained to render investment management services to Templeton Asset Strategy Fund (the "Fund"), a series of Franklin Templeton Variable Insurance Products Trust (the "Trust"), an investment management company registered with the United States Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940 (the "1940 Act"); and

       WHEREAS,  TICL  desires  to  retain  FAV  to   render
investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and FAV is interested in furnishing said services.

      WHEREAS, the parties intend that this Agreement shall not effect the ongoing rendering of investment management services by TICL with respect to equity investments for the Fund, pursuant to the investment advisory agreement between TICL and the Trust on behalf of the Fund.

      NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

      1. TICL hereby retains FAV and FAV hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

           (a) Subject to the overall policies, control, direction and review of the Trust's Board of Trustees (the "Board") and to the instructions and supervision of TICL, FAV will provide a continuous investment program for the Fund, including allocation of the Fund's assets among the various securities markets of the world and, investment research and advice with respect to securities and investments and cash equivalents in the Fund. So long as the Board and TICL determine, on no less frequently than an annual basis, to grant the necessary delegated authority to FAV, and subject to paragraph (b) below, FAV will determine what securities and other investments will be purchased, retained or sold by the Fund, and will place all purchase and sale orders on behalf of the Fund except that orders regarding United States domiciled securities and money market instruments may also be placed on behalf of the Fund by TICL.

           (b) In performing these services, FAV shall adhere to the Fund's investment objectives, policies and restrictions as contained in its Prospectus and Statement of Additional Information, and in the Trust's Declaration of Trust, and to the investment guidelines most recently established by TICL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

           (c) Unless otherwise instructed by TICL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TICL or by the Board, FAV shall report daily all transactions effected by FAV on behalf of the Fund to TICL and to other entities as reasonably directed by TICL or the Board.

            (d) FAV shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. FAV shall also make an investment officer available to attend such meetings of the Board as the Board may reasonably request.

           (e) In carrying out its duties hereunder, FAV shall comply with all reasonable instructions of the Fund or TICL in connection therewith. Such instructions may be given by letter, telex, telefax, or other electronic communication form, or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolution has been supplied to FAV.

      2. In performing the services described above, FAV shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FAV may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, FAV shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

       3.    (a)   FAV  shall,  unless  otherwise  expressly
provided and authorized, have no authority to act for or represent TICL or the Fund in any way, or in any way be deemed an agent for TICL or the Fund.

           (b) It is understood that the services provided by FAV are not to be deemed exclusive. TICL acknowledges that FAV may have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including other investment companies registered pursuant to the 1940 Act, ("Clients") which may invest in the same type of securities as the Fund. TICL agrees that FAV may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund.

      4.    FAV agrees to use its best efforts in performing
the   services  to  be  provided  by  it  pursuant  to  this
Agreement.

      5. TICL has furnished or will furnish to FAV as soon as available copies properly certified or authenticated of each of the following documents:

           (a) the Trust's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on April 26, 1988, and any other organizational documents and all amendments thereto or restatements thereof;

           (b) resolutions of the Trust's Board of Trustees authorizing the appointment of FAV and approving this Agreement;

            (c)    the  Trust's  original  Notification   of
Registration on Form N-8A under the 1940 Act as filed with the SEC and all amendments thereto;

          (d)  the Trust's current Registration Statement on
Form N-1A under the Securities Act of 1933, as amended and under the 1940 Act as filed with the SEC, and all amendments thereto, as it relates to the Fund;

            (e) the Fund's most recent Prospectus and Statement of Additional Information; and

          (f)  the Investment Advisory Agreement between the
Fund and TICL.

TICL will furnish FAV with copies of all amendments of, or supplements to, the foregoing documents.

      6. FAV will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FAV may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     7. TICL shall pay a fee in cash to FAV based upon a percentage of the value of the Fund's net assets, calculated as set forth below, as compensation for the services rendered and obligations assumed by FAV, payable monthly. The advisory fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by TICL relating to the previous month.

          (a) For purposes of calculating such fee, the value of the net assets of the Fund shall be determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the net asset value of its shares, all as set forth more fully in the Trust's current Prospectus. The management fee payable by the Fund shall be calculated daily at the following annual rates:

                0.227% of the value of net assets up to and including $100 million;

                0.205% of the value of net assets over  $100
million up to and including $250 million; and

                0.182% of the value of net assets over  $250
million.

           (b) TICL and FAV shall share equally in any voluntary reduction or waiver by TICL of the management fee due TICL under the Investment Advisory Agreement between TICL and the Fund.

           (c) If this Agreement is terminated prior to the end of any month, the accrued management fee shall be paid to the date of termination.

      8. Nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

      9. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FAV, neither FAV nor any of its directors, officers, employees or affiliates shall be subject to liability to TICL or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

          (b) Notwithstanding paragraph 9(a), to the extent that TICL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency to be liable to the Fund or any shareholder (a "liability"), for any acts undertaken by FAV pursuant to authority delegated as described in Paragraph 1(a), FAV shall indemnify and save TICL and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

           (c) No provision of this Agreement shall be construed to protect any director or officer of TICL or FAV, from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

      10. During the term of this Agreement, FAV will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TICL will be responsible for all of their respective expenses and liabilities.

      11. This Agreement shall be effective as of the date in the preamble, and shall continue in effect for two years. It is renewable annually thereafter for successive periods not to exceed one year each (i) by a vote of the Board or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

      12. This Agreement may be terminated at any time, without payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to TICL and FAV, and by TICL or FAV upon sixty (60) days' written notice to the other party.

      13. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between TICL and the Fund.

      14. In compliance with the requirements of Rule 31a-3 under the 1940 Act, FAV hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. FAV further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      15. This Agreement may not be materially amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of the Fund and may not be amended without the written consent of TICL and FAV.

      16. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

      17. The terms "majority of the outstanding voting securities" of the Fund and "interested persons" shall have the meanings as set forth in the 1940 Act.

      18. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware of the United States of America.

      19. FAV acknowledges that it has received notice of, and accepts the limitations of, the Trust's liability as set forth in Article VII of its Agreement and Declaration of Trust. FAV agrees that the Trust's obligations hereunder shall be limited to the assets of the Funds, and that FAV shall not seek satisfaction of any such obligation from any shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.


TEMPLETON INVESTMENT COUNSEL, LLC


By: /s/ Martin L. Flanagan______________
     Martin L. Flanagan
     Executive Vice President



FRANKLIN ADVISERS, INC.


By:  /s/ Charles E. Johnson
     Charles E. Johnson
     President



Templeton Asset Strategy Fund hereby acknowledges and agrees to the provisions of paragraphs 9(a) and 10 of this Agreement.


FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST on behalf of the
TEMPLETON ASSET STRATEGY FUND


By:  /s/ Murray L. Simpson__________
     Murray L. Simpson
     Secretary


Form N-SAR
Franklin Templeton Variable Insurance Products Trust
December 31, 2001

Exhibit 77Q1(e)(ii)


                   SUB-ADVISORY AGREEMENT

   FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST on
                          behalf of
       TEMPLETON INTERNATIONAL SMALLER COMPANIES FUND


THIS SUB-ADVISORY AGREEMENT made as of October 9, 2001 by and between TEMPLETON INVESTMENT COUNSEL, LLC ("TICL"), a Delaware limited liability corporation and FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED ("FTIL"), a corporation existing under the laws of Hong Kong.

                         WITNESSETH

WHEREAS, TICL and FTIL are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, TICL, pursuant to an investment advisory agreement ("Investment Advisory Agreement"), has been retained to render investment advisory services to Templeton International Smaller Companies Fund (the "Fund"), a series of Franklin Templeton Variable Insurance Products Trust (the "Trust"), an investment management company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, Simon Rudolph, a member of the Fund's portfolio management team, will be residing in Hong Kong during which time he will be employed by FTIL, and TICL wishes to enter into this Agreement with FTIL to enable Mr. Rudolph to continue to perform his responsibilities as a member of the Fund's portfolio management team during his employment with FTIL.
NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:
1. TICL hereby retains FTIL and FTIL hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

       (a) Subject to the overall policies, control, direction and review of the Trust's Board of Trustees (the "Board") and to the instructions and supervision of TICL, FTIL agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TICL will continue to provide all research services in respect of the Fund and have full responsibility for all investment advisory services provided to the Fund. TICL acknowledges that the only services that FTIL will provide under this Agreement are the portfolio management services of Simon Rudolph while he remains employed by FTIL.

     (b) Both FTIL and TICL may place all purchase and sale orders on behalf of the Fund. The placement of these orders will take place exclusively in Fort Lauderdale or Hong Kong.
      (c) Unless otherwise instructed by TICL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TICL or by the Board, FTIL shall report daily all transactions effected by FTIL on behalf of the Fund to TICL and to other entities as reasonably directed by TICL or the Board.

     (d) For the term of this Agreement, TICL shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Simon Rudolph shall also be available to attend such meetings of the Board as the Board may reasonably request.

      (e) In performing its services under this Agreement, FTIL shall adhere to the Fund's investment objective, policies and restrictions as contained in the Fund's Prospectus and Statement of Additional Information, and in the Trust's Agreement and Declaration of Trust, and to the investment guidelines most recently established by TICL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

      (f) In carrying out its duties hereunder, FTIL shall comply with all reasonable instructions of the Fund or TICL in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolutions has been supplied to FTIL.

2. In performing the services described above, FTIL shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FTIL may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, FTIL shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

      3. (a) TICL shall pay to FTIL a monthly fee in U.S. dollars based on a percentage of the Fund's average daily net assets. The advisory fee under this Agreement shall be payable on the first business day of each month as compensation for the services to be rendered and obligations assumed by FTIL during the preceding month and shall be reduced by the amount of any advance payments made by TICL relating to the previous month. This fee shall be calculated daily at the following annual rates:

      0.60% of the value of the Fund's net assets up to and including $200 million;

0.535%  of  the  value of the Fund's net  assets  over  $200 million up to and including $1.3 billion;

0.48%  of  the  value  of the Fund's net  assets  over  $1.3 billion.

      (b) If the management fee due under the investment advisory agreement between TICL and the Fund ("Advisory Agreement") is voluntarily reduced or waived by TICL, the fee due to FTIL pursuant to this Agreement shall be adjusted so that it is in the same proportion to such fee reduced or waived by TICL as the fee provided in Paragraph 3(a), above of this Agreement is to the fee due to TICL for in the Advisory Agreement.

      (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

      4. It is understood that the services provided by FTIL are not to be deemed exclusive. TICL acknowledges that FTIL may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, "Clients"). TICL agrees that FTIL may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, FTIL may use information furnished by others to TICL and FTIL in providing services to other such Clients.

5. FTIL agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6. During the term of this Agreement, FTIL will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TICL will be responsible for all of their respective expenses and liabilities.

7. FTIL shall, unless otherwise expressly provided and authorized, have no authority to act for or represent TICL or the Fund in any way, or in any way be deemed an agent for TICL or the Fund.

8. FTIL will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTIL may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9. This Agreement shall become effective on the date that Simon Rudolph becomes employed by FTIL and shall continue in effect until Simon Rudolph ceases to be employed by FTIL for whatever reason or until May 31, 2002. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Trust's Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and either the vote of
(a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust's Board of Trustees as a whole.

10. (a) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Board upon not less than sixty (60) days' written notice to TICL and FTIL, and by TICL or FTIL upon not less than sixty (60) days' written notice to the other party.

      (b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between TICL and the Fund.

11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FTIL, neither FTIL nor any of its directors, officers, employees or affiliates shall be subject to liability to TICL or the Fund or to any shareholder of the Fund for any error of judgement or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

      (b) Notwithstanding paragraph 11(a), to the extent that TICL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a "liability") for any acts undertaken by FTIL pursuant to authority delegated as described in Paragraph 1(a), FTIL shall indemnify TICL and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

      (c) No provision of this Agreement shall be construed to protect any director or officer of TICL or FTIL from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.
12. In compliance with the requirements of Rule 31a-3 under the 1940 Act, FTIL hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. FTIL further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13. Upon termination of FTIL's engagement under this Agreement or at the Fund's direction, FTIL shall forthwith deliver to the Fund, or to any third party at the Fund's direction, all records, documents and books of accounts which are in the possession or control of FTIL and relate directly and exclusively to the performance by FTIL of its obligations under this Agreement; provided, however, that FTIL shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case FTIL shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

      Termination of this Agreement or FTIL's engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.   TICL  will  furnish  to  FTIL  properly  certified  or
authenticated  copies  of  the  resolutions  of  the   Board
authorizing the appointment of FTIL and approving this Agreement as soon as such copies are available.

16. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

(i)  to FTIL:
Room 2701, Shui On Centre
6-8 Harbour Road
WanChai, Hong Kong

Facsimile:  011-852-2829-0694

(ii)      to TICL:
500 East Broward Boulevard
Suite 2100
Fort Lauderdale, Florida 33394

Facsimile:  242-362-4308

17. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

18.   FTIL acknowledges that it has received notice  of  and
accepts the limitations of the Trust's liability as set forth in its Agreement and Declaration of Trust. FTIL agrees that the Fund's obligations hereunder shall be limited to the assets of the Fund, and that FTIL shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.


FRANKLIN TEMPLETON INVESTMENTS (ASIA) LIMITED


By:  /s/ Jed A. Plafker
          Jed A. Plafker
          Director


TEMPLETON INVESTMENT COUNSEL, LLC


By:  /s/ Martin L. Flanagan
          Martin L. Flanagan
          Executive Vice President


Form N-SAR
Franklin Templeton Variable Insurance Products Trust
December 31, 2001

Exhibit 77Q1(e)(iii)


                    SUBADVISORY AGREEMENT

    FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
     (on behalf of the Templeton Growth Securities Fund)


This SUBADVISORY AGREEMENT made as of December 31, 2001 (this "Agreement"), by and between TEMPLETON GLOBAL ADVISORS LIMITED, a limited liability company existing under the laws of the Bahamas ("TGAL") and TEMPLETON ASSET MANAGEMENT LIMITED ("TAML"), a corporation existing under the laws of Singapore.

                         WITNESSETH
WHEREAS, TGAL and TAML are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and are engaged in the business of supplying investment management services, each as an independent contractor;
WHEREAS, TGAL, pursuant to an investment management agreement, has been retained to render investment advisory services to the Templeton Growth Securities Fund (the "Fund"), a series of the Franklin Templeton Variable Insurance Products Trust (the "Trust"), an investment management company registered with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"); and WHEREAS, John Crone, an employee of TGAL and lead portfolio manager for the Fund, will temporarily be residing in Singapore during which time he will be employed by TAML and TGAL wishes to enter into this Agreement with TAML to enable Mr. Crone to continue to perform his responsibilities as lead portfolio manager of the Fund during his employment with TAML.
NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:
1. TGAL hereby retains TAML, and TAML hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.
          (a) Subject to the overall policies, control, direction and review of the Trust's Board of Trustees (the "Board") and to the instructions and supervision of TGAL, TAML agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TGAL will continue to have full responsibility for all investment advisory services provided to the Fund. TGAL acknowledges that the only services that TAML will provide under this Agreement are the portfolio management services of John Crone while he remains employed by TAML. Nothing in this Agreement grants to TGAL any right to receive any research undertaken by TAML's Emerging Markets Group.
          (b) Both TAML and TGAL may place all purchase and sale orders on behalf of the Fund. The placement of these orders will take place exclusively in Singapore or Nassau, Bahamas..
           (c) Unless otherwise instructed by TGAL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TGAL or by the Board, TAML shall report daily all transactions effected by TAML on behalf of the Fund to TGAL and to other entities as reasonably directed by TGAL or the Board.
           (d) For the term of this Agreement, TGAL shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. John Crone shall also be available to attend such meetings of the Board as the Board may reasonably request.
            (e)   In  performing  its  services  under  this
Agreement, TAML shall adhere to the Fund's investment objective, policies and restrictions as contained in the Fund's Prospectus and Statement of Additional Information, and in the Trust's Agreement and Declaration of Trust and to the investment guidelines most recently established by TGAL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.
           (f) In carrying out its duties hereunder, TAML shall comply with all reasonable instructions of the Fund or TGAL in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board, provided a certified copy of such resolution has been supplied to TAML.
2. In performing the services described above, TAML shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, TAML may, to the extent authorized by law and in accordance with the terms of the Fund's Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services provided by the broker. To the extent authorized by applicable law, TAML shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.
     3. (a) TGAL shall pay to TAML a monthly fee in U.S. dollars based on a percentage of the Fund's average daily net assets. The advisory fee under this Agreement shall be payable on the first business day of each month as compensation for the services to be rendered and obligations assumed by TAML during the preceding month and shall be reduced by the amount of any advance payments made by TGAL relating to the previous month. This fee shall be calculated daily at the following annual rates:

     0.80% of the value of net assets up to $100 million; 0.72% of the value of net assets over $100 million up to and including $250 million;
0.64% of the value of net assets over %250 million up to and including $500 million;
          0.60% of the value of net assets over $500
million.
          (b) TGAL and TAML shall share in any voluntary reduction or waiver by TGAL of the management fee due under the Investment Advisory Agreement between TGAL and the Trust on behalf of the Fund.
          (c) If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.
4. It is understood that the services provided by TAML are not to be deemed exclusive. TGAL acknowledges that TAML may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, "Clients"). TGAL agrees that TAML may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, TAML may use information furnished by others to TGAL and TAML in providing services to other such Clients.
5. TAML agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.
6. During the term of this Agreement, TAML will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TGAL will be responsible for all of their respective expenses and liabilities.
7. TAML shall, unless otherwise expressly provided and authorized, have no authority to act for or represent TGAL or the Fund in any way, or in any way be deemed an agent for TGAL or the Fund.

8. TAML will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where TAML may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.    This Agreement shall be effective on the date of  John
Crone's employment by TAML and shall continue in effect until John Crone ceases to be employed by TAML, for whatever reason.

10. (a) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the Board upon not less than sixty (60) days' written notice to TGAL and TAML, and by TGAL or TAML upon not less than sixty (60) days' written notice to the other party.

(b) This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Investment Advisory Agreement between TGAL and the Fund.

11. (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of TAML, neither TAML nor any of its directors, officers, employees or affiliates shall be subject to liability to TGAL or the Fund or to any shareholder of the Fund for any error of judgement or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

          (b)  Notwithstanding paragraph 11(a), to the
extent that TGAL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency to be liable to the Fund or any shareholder (a "liability"), for any acts undertaken by TAML pursuant to authority delegated as described in Paragraph 11(a), TAML shall indemnify TGAL and each of its affiliates, officers, directors and employees (each a "Franklin Indemnified Party") harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

          (c)  No provision of this Agreement shall be
construed to protect any director or officer of TGAL or TAML from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12. In compliance with the requirements of Rule 31a-3 under the 1940 Act, TAML hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund's direction, any of such records upon the Fund's request. TAML further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13. Upon termination of TAML's engagement under this Agreement or at the Fund's direction, TAML shall forthwith deliver to the Fund, or to any third party at the Fund's direction, all records, documents and books of accounts which are in the possession or control of TAML and relate directly and exclusively to the performance by TAML of its obligations under this Agreement; provided, however, that TAML shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case TAML shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

     Termination of this Agreement or of TAML's engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.   TGAL  will  furnish  to  TAML  properly  certified  or
authenticated  copies  of  the  resolutions  of  the   Board
authorizing the appointment of TAML and approving this Agreement as soon as such copies are available.

16. Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

     to TGAL:
               Nassau, Bahamas
                    Facsimile:  242-362-4308

     to TAML:
               Singapore  038987
                    Facsimile:  011-65-338-7677

     17. This Agreement shall be interpreted in accordance with and governed by the laws of the Bahamas.

18.   TAML acknowledges that it has received notice  of  and
accepts the limitations of the Trust's liability as set forth in its Agreement and Declaration of Trust. TAML agrees that the Trust's obligations hereunder shall be limited to the assets of the Fund, and that TAML shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.


TEMPLETON GLOBAL ADVISORS LIMITED


By:  /s/ Martin L. Flanagan
Name:     Martin L. Flanagan
Title:    Executive Vice President


TEMPLETON ASSET MANAGEMENT LIMITED


By:  /s/ Charles E. Johnson
Name:     Charles E. Johnson
Title:    Director